EXHIBIT 10.30

Executive Employment Agreement

This Employment Agreement (the “Agreement”), dated as of the 17th day of February 2010 (the “Effective Date”), is by and between Deep Down, Inc., a Nevada corporation (the “Company”), and Michael Newbury, a resident of Richmond, TX (the “Executive”).

WHEREAS, the Company is a parent organization that oversees the financial, manufacturing and service operations of a group of companies that serve both domestic and international clients related to various activities in deep-water oil and gas exploration and production (the “Business”);

WHEREAS, the Company desires to engage the services of the Executive and the Executive desires to be employed by the Company;

WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be substantially available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth; and

WHEREAS, the Company desires to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company, and the Executive acknowledges that Executive will receive specific confidential information and training relating to the businesses of the Company, which confidential information and training is necessary to enable Executive to perform Executive’s duties and to receive future compensation and Executive will play a significant role in the development and management of the businesses of the Company and will be entrusted with the Company’s confidential information relating to the Company and its customers, manufacturers, distributors and others;

NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

Section 1. Employment and Position.

Subject to Section 2, the Company hereby employs Executive as its Vice President Business Development, and Executive hereby accepts such employment, under and subject to the terms and conditions hereinafter set forth.

Section 2. Term.

The term of employment under this Agreement shall begin on the Effective Date and, unless sooner terminated as provided in Section 6, shall conclude on the 1st anniversary of the date hereof (the “Initial Term”).  This Agreement shall be renewed automatically for additional one (1) year periods (each a “Renewal Term”) unless either party shall provide written notice to the other party not less than ninety (90) days prior to the end of the Initial Term or such applicable Renewal Term that it or (s)he does not wish to renew the Agreement.  The Initial Term and any Renewal Term are sometimes collectively referred to herein as the “Employment Period”.  Executive represents to the Company that (s)he has no present intention to terminate employment with the Company.

Section 3. Duties.

During the Employment Period, Executive shall serve as Vice President Business Development of the Company and Executive shall perform services in a manner consistent with the Executive's position as Vice President Business Development of the Company, subject to the general supervision of the CEO/President of the Company.  Executive shall devote his/her full business time attention and energies and use his/her best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Employment Period; provided, however, that during the Employment Period it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities in clause (a), (b), and (c) together do not interfere in any material respect with the performance of the Executive's duties and responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that to the extent that such activities have been conducted by the Executive prior to the date hereof, and are listed on Exhibit A, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date hereof shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.  Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all time in the best interests of the Company and to do no act which would injure the Company’s business, its interests or its reputation.

Section 4. Compensation.

Section 4.01. Salary.

In consideration of the services rendered by Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) as set forth on the attached Exhibit B (or, if an Exhibit B is not attached, the base salary shall be as agreed between Executive and the Company), and by paying such additional bonus, commissions and/or pay raises as may be approved by the Company.  The Board of Directors of the Company may review from time to time the Base Salary payable to Executive hereunder and may, in its sole discretion, increase but not decrease, the Executive’s rate of compensation.  Any such increased Base Salary shall be and become the “Base Salary” for purposes of this Agreement.  Any increase in the Base Salary may not serve to limit or reduce any other obligation to the Executive under this Agreement.

Section 4.02. Annual Performance Bonus.

During the Employment Period, Executive shall be eligible to receive an annual performance bonus (the “Annual Bonus”) payable in cash for each fiscal year of service completed by Executive within the Employment Period in accordance with such incentive bonus programs as the Board of Directors of the Company (the “Board”) may adopt from time to time.

Section 5. Benefits.

In addition to the compensation detailed in Section 4 of this Agreement, as full compensation for Executive’s services during the Employment Period Executive shall be entitled to the following benefits:

Section 5.01. Paid Vacation.

Executive shall be entitled to accrue three, (3) weeks paid vacation per calendar year, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive’s duties hereunder.  Any vacation time not taken by Executive in one year may be carried forward to the next year.  The maximum amount of carryover will be determined by approved company policies.  Executive shall be entitled to reimbursement for any unused vacation time as directed by approved company policy.

Section 5.02. Reimbursement of Expenses.

The Company shall reimburse Executive for all reasonable and necessary expenses actually incurred by Executive directly in connection with the business affairs of the Company and the performance of his/her duties hereunder, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided by the Company from time to time.  Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board of Directors or other authorized management personnel of the Company may establish from time to time.

Section 5.03. Benefit Plans.

During the Employment Period, upon satisfaction of the applicable eligibility requirements, Executive shall be entitled to participate in all employee benefit plans, practices, policies and programs, applicable generally to other employees of the Company as determined by the Board of Directors of the Company from time to time.  Nothing in this Section 5.03 is to be construed or interpreted to provide greater rights, participation, coverage or benefits under such savings and retirement plans, practices, policies and programs than provided to similarly situated employees pursuant to the terms and conditions thereof.

Section 5.04. Fringe Benefits.

During the Employment Period, the Executive shall be entitled to such business-related fringe benefits (including, without limitation, payment of cellular telephone, vehicle allowance in the amount of one thousand dollars ($1000.00) per month, payment of club dues, payment of professional or organizational fees, tolls  and taxes and related expenses, as appropriate) in accordance with the plans, practices, programs and policies of the Company for other peer executives at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company.  Notwithstanding the foregoing, no amounts shall be payable under this section to the extent considered under U.S. Internal Revenue Service (IRS) Internal Revenue Code (IRC) Section 409(a) amounts.

Section 5.05. Absence of Limitations.

The Company shall not by reason of this Section 5 be obligated to institute, maintain or refrain from changing, amending or discontinuing any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees similarly situated.

Section 6. Termination.

This Agreement shall be terminated at the end of the Employment Period or earlier as follows:

Section 6.01. Death.

This Agreement shall automatically terminate upon the death of the Executive.

Section 6.02. Permanent Disability.

In the event of any physical or mental disability of the Executive rendering the Executive substantially unable to perform his/her duties in any material respect hereunder for a continuous period of at least 90 days or 120 days out of any twelve-month period and the further determination that the disability is permanent with regard to the Executive’s ability to return to work in his/her full capacity, in such event, the Executive's employment with the Company shall terminate effective thirty (30) days after receipt of such notice by the Executive (the "Disability Effective Date"), provided that within the thirty (30)-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.  Any determination of disability shall be made by the Board of Directors of the Company in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive.  The failure of the Executive to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Executive to the determination of disability by the Board.  In such event, the Disability Effective Date shall be thirty (30) days after receipt of such notice by the Company.

Section 6.03. By the Company For Cause.

The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive.  For purposes hereof, the term “Cause” shall mean that the Board has determined that any one or more of the following has occurred:

(a)	the Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony;

(b)
the Executive shall have willfully or intentionally failed or refused to carry out the reasonable and lawful instructions, policies and procedures, whether written or oral, of the CEO/President or Board (other than as a result of illness or disability) concerning duties or actions consistent with the Executive's position as Vice President Business Development and such failure or refusal shall have continued for a period of five (5) days following written notice from the CEO/President or Board;

(c)
the Executive shall have breached any material provision of this Agreement (including Section 8 or 9 hereof) or any approved Company policies in effect at the time of such breach or been negligent or incompetent in the performance of his/her duties with respect to employment;

(d)	the Executive shall have engaged in any conduct or course of conduct that has the effect of materially damaging the reputation of the Company or its business;

(e)	the Executive shall have excessive absenteeism, including, without limitation, an unapproved or unexcused absence after one prior warning for either an unapproved or unexcused absence; or

(f)	the Executive shall have committed any fraud, embezzlement, misappropriation of funds, misrepresentation, sexual harassment, breach of fiduciary duty or other act of dishonesty against the Company.

(g)	the commission by the Executive of any deliberate and premeditated act taken by the Executive in bad faith against the interests of the Company.

Notwithstanding the foregoing, the occurrence of the event specified in (c) above shall not constitute Cause unless the Company gives Executive written notice that such event constitutes Cause and, provided that such breach or action is reasonably capable of being cured, the Executive thereafter fails to cure such event within thirty (30) days after receipt of such notice.

Section 6.04. By the Company without Cause.

The Company may terminate the Executive’s employment at any time without Cause effective upon written notice to the Executive.

Section 6.05. By the Executive Voluntarily.

The Executive may terminate this Agreement at any time effective upon at least fifteen (15) days prior written notice to the Company.

Section 6.06. By the Executive for Good Reason.
The Executive may terminate this Agreement effective upon written notice to the Company for Good Reason.  Such notice must provide a detailed explanation of the Good Reason.  Any such termination shall be treated for purposes of this Agreement as a termination by the Company without Cause.  For this purpose, the term “Good Reason” shall mean: (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive’s position, authority or responsibilities as contemplated by Section 1 of this Agreement or any duties which are illegal or unethical or any diminution of any of the Executive’s significant duties; (ii) any material reduction or discontinuance in any of the benefits described in Sections 4 or 5 of this Agreement (other than any such reduction or discontinuance applicable generally to employees of the Company); (iii) the relocation by the Company of the Executive's primary place of employment with the Company to a location not within a fifty (50) mile radius of the Executive’s principal place of employment as of the date of employment; or (iv) other material breach of this Agreement by the Company.  Notwithstanding the foregoing, in the event the Executive provides notice of Good Reason contained in subclauses (i) or (iv) of the immediately preceding sentence, the Company shall have the opportunity to cure such Good Reason within 30 days of receiving such notice.  If such termination occurs, the exercising of any outstanding options and awards shall be governed by the “Deep Down, Inc. 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, (the “Option Plan”) as amended and executed in EXIBIT C.

Section 7. Termination Payments and Benefits.

Section 7.01. Death, Voluntary Termination, Termination For Cause.

Upon any termination of Executive’s employment under this Agreement either (i) voluntarily by the Executive, (ii) by the Company for Cause as provided in Section 6.03 or (ii) as a result of the Executive’s death, all payments, salary and other benefits hereunder shall cease at the effective date of termination.  Notwithstanding the foregoing, the Executive shall be entitled to receive from the Company (a) all salary earned or accrued through the date the Executive’s employment is terminated, (b) reimbursement for any and all monies advanced in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive through the date the Executive’s employment is terminated and (c) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, including any earned and accrued, but unused vacation pay (collectively, “Accrued Benefits”), except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company’s salaried employees.

Section 7.02. Termination without Cause or for Good Reason.

In the event that this Agreement is terminated by the Company without Cause, or by the Executive for Good Reason, the Executive shall be entitled to receive, as his/her exclusive right and remedy in respect of such termination, (i) his/her Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company’s salaried employees, (ii) as long as the Executive does not violate the provisions of Section 8 and Section 9 hereof, severance pay equal to the Executive’s then current monthly Base Salary, payable in accordance with the Company’s regular pay schedule, for twelve (12) months from the date of termination of employment, and (iii) the Executive shall continue to be covered, upon the same terms and conditions as described hereinabove, by the same or equivalent medical, dental, and life insurance coverages, if any, as in effect for the Executive immediately prior to the termination of his/her employment, until the earlier of (A) the expiration of the period for which (s)he receives severance pay pursuant to clause (ii) above and (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, subject to the Executive’s rights under COBRA.  Any amount to be paid by the Company under subclauses (ii) and (iii) of this Section 7.02 shall be paid to Executive in accordance with the payroll and insurance payment policies from time to time in effect at the Company.

Section 7.03. Termination due to Permanent Disability.

In the event that this Agreement is terminated due to the Permanent Disability of the Executive, the Executive shall receive (i) Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company’s salaried employees and (ii) an amount equal to the Executive’s salary as is in effect at the effective date of termination for a period of twelve (12) months from the effective date of termination, pursuant to the Company’s normal payroll practices; provided, however, that the such payments by the Company shall be reduced by the amount of any disability insurance payments made to the Executive pursuant to insurance, if any, provided under Section 5.03 above.  Any amount to be paid by the Company under Section 7.03(ii) shall be paid to Executive in accordance with the payroll policies from time to time in effect at the Company.

Section 7.04. Accrued Benefits.

Notwithstanding anything else herein to the contrary, all Accrued Benefits to which the Executive (or his/her estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his/her Employment Period, except as otherwise specifically provided herein or under the terms of any applicable policy, plan or program under which an applicable Accrued Benefit arises.

Section 7.05..No Other Benefits.

Except as specifically provided in this Section 7, upon termination of this Agreement for any reason whatsoever, the Executive shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates.  Payment by the Company of all Accrued Benefits and other amounts and contributions to the cost of the Executive’s confirmed participation in the Company’s medical, dental and life insurance plans that may be due to the Executive under the applicable termination provision of this Section 7 shall constitute the entire obligation of the Company to the Executive.  Acceptance by the Executive of performance by the Company and any such payments shall constitute full settlement of and release for any claims that the Executive might otherwise assert against the Company, its affiliates or any of their respective shareholders, partners, directors, officers, employees or agents relating to such termination to the maximum extent permitted by law.

Section 7.06. Survival of Certain Provisions.

Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including, without limitation, the obligations of the Executive under Section 8 and 9 hereof.  The obligation of the Company to make payments to or on behalf of the Executive under Section 7 hereof is expressly conditioned upon the Executive’s continued full performance of obligations under Section 8 and Section 9 hereof and Executive acknowledges and agrees that the Company shall be entitled to deduct from any amounts due to Executive hereunder any obligations owned by Executive to the Company.  The Executive recognizes that, except as expressly provided in this Section 7, no compensation is earned after termination of employment.

Section 8. Confidential Information; Inventions in the Field.

Section 8.01. Confidential Information.

As a condition of Executive's employment hereunder, the Company agrees to provide Executive with, and to give him/her access to, Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, confidential information, knowledge and data relating to the Company, its subsidiaries and their respective businesses, affiliates employees, partners, managers, agents and representatives, which shall have been obtained by the Executive during the Executive's employment by the Company and/or its subsidiaries which shall not have been or hereafter become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) (hereinafter being collectively referred to as "Confidential Information").  After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate, use, disclose or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company.  Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8.01.  The Executive agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his/her employment hereunder for any reason.  In no event shall an asserted violation of the provision of this Section 8.01 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

Section 8.02. Fiduciary Obligations.

The Executive agrees that Confidential Information is of critical importance to the Company and a violation of this Section 8.02 and Section 8.03 would seriously and irreparably impair and damage the Company’s business.  The Executive agrees that (s)he shall keep all Confidential Information in a fiduciary capacity for the sole benefit of the Company and its applicable subsidiaries and affiliates.  Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information.  Executive acknowledges understands and acknowledges that the provision of Confidential Information to Executive for the performance of his/her duties of employment is distinct consideration for the Company’s obligations in this Agreement, and that the provisions of Section 9 are intended in part to protect the Confidential Information provided to Executive.

Section 8.03. Non-Use and Non-Disclosure.

The Executive shall not during the Employment Period or at any time thereafter (a) disclose, directly or indirectly, any Confidential Information to any person other than the Company or employees thereof at the time of such disclosure who, in the reasonable judgment of the Executive, need to know such Confidential Information or such other persons to whom the Executive has been specifically instructed or authorized to make disclosure by the Board or CEO/President and in all such cases only to the extent required in the course of the Executive’s service to the Company or (b) use any Confidential Information, directly or indirectly, for his/her own benefit or for the benefit of any other person or entity.

Section 8.04. Assignment of Inventions.

The Executive agrees that all Inventions in the Field (as defined below) shall be the sole and exclusive property of the Company and Executive agrees, on his/her behalf and on behalf of his/her heirs, assigns and representatives, to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his/her entire right, title and interest in and to all Inventions in the Field, together with all United States and foreign rights with respect thereto, and, at the Company’s expense, to execute, acknowledge and deliver all papers and to do any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights.  In the event the Company is unable, after reasonable efforts and, in any event, after ten (10) business days, to secure Executive’s signature on a written assignment to the Company, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein, whether because of his/her physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary of the Company as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark.  Executive agrees to fully and promptly disclose to the Company any Inventions in the Field.  For purposes of this Agreement, the words “Inventions in the Field” shall include any and all inventions, developments, applications, techniques, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how, whether or not patentable or constituting a copyright or trademark and whether reduced to practice or not, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with the Company, its strategic plans, products, processes, apparatus or business now or hereafter carried on by the Company.  The provisions of this Section 8.04 shall not apply to any Inventions in the Field for which it can be reasonably demonstrated that no equipment, supplies, facility, or trade secret information of the Company or any affiliate of the Company is used by Executive and which is developed entirely on Executive’s own time, unless (a) such Inventions in the Field relate (i) to the business of the Company or an Affiliate or (ii) to the actual or demonstrably anticipated research or development of the Company or an affiliate of the Company, or (b) such Inventions in the Field result from work performed by Executive for the Company.  Executive represents, warrants and covenants on the date hereof that (i) (s)he does not have any applications for patents or copyright registrations pending, either domestic or foreign, (ii) his/her performance of the foregoing disclosure and assignment provisions will not breach any invention assignment or proprietary information agreement with any former employer or other party, and (iii) there is no invention or works or authorship now in his/her possession which (s)he will claim to be excluded herefrom.

Section 8.05. Return of Documents.

All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Executive and whether or not containing Confidential Information, shall be the sole and exclusive property of the Company.  The Executive shall safeguard all Documents and shall surrender to the Company at the time his/her employment terminates, or at such earlier time or times as the Board or its designee or CEO/President may specify, all Documents (including all photocopies, extracts and summaries thereof) and other property of the Company then in the Executive’s possession or control.

Section 9. Restrictions on Activities of the Executive.

Section 9.01. Acknowledgments.

The Executive and Company agree that (s)he is being employed hereunder in a key capacity with the Company under an agreement-for-term (and not at-will) and that the Company is engaged in a highly competitive business and that the success of the Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.  The Executive and Company further agree that reasonable limits may be placed on the Executive’s ability to compete against the Company as provided herein to the extent that they protect and preserve the legitimate business interests and good will of the Company.

Section 9.02. General Restrictions.

(a)
For the Non-Competition Period (as defined below), the Executive will not (anywhere in the world where the Company or any of its subsidiaries then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or provide advisory or other services to, or own any stock or any other ownership interest in, or make any financial investment in, any business which is Competitive with the Company (as defined below); provided that the ownership of not more than five percent (5%) of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market shall not constitute a violation of this Section 9.02.  Because it is impossible to know which business or operations Executive will participate in during Executive’s employment by the Company, Executive agrees that a reasonable definition of any business which is “Competitive with the Company” is any business which engages in any business or operations that are engaged in, or committed to be engaged in, by the Company during Executive’s employment with the Company.

(b)
For purposes of this Agreement, the “Non-Competition Period” shall mean a period beginning on the Effective Date and ending on the earlier to occur of (i) the expiration of a period of twelve (12) consecutive months after the Executive's employment with the Company terminates and (ii) the date on which the Company ceases paying any amounts to the Executive hereunder or otherwise providing benefits to the Executive.

(c)
Executive also agrees that, during the Non-Competition Period, Executive will not, directly or indirectly, make any statement or perform any acts intended to advance the interest of any person engaged in or proposing to engage in a business which is Competitive with the Company in any way that could injure the interests of the Company.

Section 9.03. Executives, Customers and Suppliers.

During the Non-Competition Period, the Executive will not directly or indirectly

(a)
solicit, or attempt to solicit, any officer, director, consultant or employee of the Company or any of its subsidiaries or affiliates to leave his/her or her engagement with the Company or such subsidiary or affiliate,

(b)
solicit, or attempt to solicit, any person or entity that was an officer, director, consultant, agent or employee of the Company or any of its subsidiaries or affiliates at any time within six (6) months prior to any proposed solicitation to work for a third party that is engaged in a business that is Competitive with the Company; nor

(c)
call upon, solicit, divert, entice away or in any other manner persuade, or attempt to do any of the foregoing, from the Company or any of its subsidiaries or affiliates any of their customers or suppliers, or potential customers or suppliers, to either;

(i)	become a customer or supplier of any third party; or

(ii)
cease doing business with the Company or any of its subsidiaries or affiliates; provided, however, that nothing in this Section 9.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Competition Period if such action relates solely to a business which is not Competitive with the Company; and provided, further, however, that nothing in this Section 9.03 shall be deemed to prohibit the Executive

(A)	from soliciting or hiring any Executive of the Company or any of its subsidiaries or affiliates, if such Executive is a member of the Executive’s immediate family;

(B)	from placing advertisements in newspapers or other media of general circulation advertising employment opportunities; and

(C)	from hiring persons who respond to such advertisements, provided that they were not otherwise solicited by the Executive in violation of this section.

Section 9.04. Executive’s Capability of Support.

THE EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES THE EXECUTIVE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT THE EXECUTIVE, IN THE EVENT OF TERMINATION OF THE EXECUTIVE’S EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO THE EXECUTIVE WITHOUT VIOLATING ANY PROVISION OF SECTION 8 OR 9 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR.  Furthermore, Executive represents and warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder.

Section 10. Remedies in Respect of Restrictive Covenants.

Section 10.01. Specific Performance; Election of Remedies.

It is specifically understood and agreed that any breach of the provisions of Section 8 or 9 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability should such relief be denied, modified or violated.  Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive or preclude the Company from any other remedy.

Section 10.02. Extension of Obligations.

The period of time during which the restrictions set forth in Section 9 hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

Section 10.03. No Right to Continued Employment.

Nothing in Sections 8 or 9 of this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which, subject to the terms of this Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

Section 10.04. Resolution of Disputes Relating to Restrictive Covenants.

In respect of any controversy or claim arising out of or relating to Section 8 or 9 of this Agreement, Executive and the Company agree to the following regarding resolution thereof:

(a)
Early Resolution Conference.  Each of Sections 8 and 9 of this Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis.  However, should Executive determine to later challenge any provision as unclear, unenforceable or inapplicable to an activity that Executive intends to engage in, Executive will first notify the Company in writing and meet with a representative of the Company and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any dispute between the parties with respect to such challenge.  Executive will provide this notification at least fourteen (14) days before Executive engages in any activity on behalf of a business that is Competitive with the Company or engages in other activity that could foreseeably fall within a questioned restriction.  The failure to comply with this requirement shall waive parties right to challenge the reasonable scope, clarity, applicability or enforceability of this Agreement and its restrictions at a later time.  All rights of the parties will be preserved if the early resolution conference requirement is complied with even if no agreement is reached in the conference.

(b)
Legal Action.  If Executive or the Company shall institute action to enforce or interpret the terms and conditions of either of Section 8 or 9 (or both) of this Agreement or to collect any monies under it, venue for any such action shall be in Houston, Texas.  Executive irrevocably consents to the jurisdiction of the courts located in the State of Texas for all suits or actions arising out of or relating to Section 8 or 9 of this Agreement.  Each of Executive and the Company waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  THE COMPANY AND EXECUTIVE AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION TO ENFORCE OR INTERPRET THIS AGREEMENT OR TO COLLECT MONIES UNDER IT.

Section 11. Severable Provisions.

The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision.  In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

Section 12. Notices.

Any notice, request, consent or other communication required, permitted or desired to be given hereunder, to be effective, shall be in writing and shall be deemed to have been sufficiently delivered for all purposes when telecopied (with electronic confirmation of receipt), delivered by hand or received by registered or certified mail, postage and fees prepaid, or by overnight courier service addressed to the party to receive such notice, request, consent or communication at the following address or any other address substituted therefore by notice pursuant to these provisions:

If to the Company: With a copy to: If to the Executive:
Deep Down, Inc.
8827 W. Sam Houston Pkwy N.
Suite 100
Houston, Texas  77040
Facsimile No:  +1-281-517-5001
Attention:  General Counsel

Looper Reed & McGraw, P.C.
1300 Post Oak Blvd.
Suite 2000
Houston, Texas  77056

Michael Newbury
At the address set forth in his
personnel file at Deep Down, Inc,

Section 13. Miscellaneous.

Section 13.01. Amendment.

This Agreement may not be amended, modified or revised except by a writing signed by the parties.

Section 13.02. Assignment and Transfer.

The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company.  Neither this Agreement nor any of the rights, duties, interests or obligations of the Executive shall be assignable or delegable by the Executive (except for a delegation of duties to qualified personnel of the Company made in the routine performance of Executive’s position), nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated, except as required by applicable laws.  However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.  All amounts payable to the Executive hereunder shall be paid, in the event of the Executive’s death, to the Executive’s estate, heirs or representatives.

Section 13.03. Waiver.

No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver.  The failure of the Company to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the Company to enforce thereafter each and every provision of this Agreement.  A waiver by the Company or the Executive of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

Section 13.04. Entire Agreement.

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements among the parties, whether written or oral.

Section 13.05. Withholding.

The Company shall be entitled to withhold from any amounts to be paid or benefits provided to the Executive hereunder any United States of America federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold.  Any foreign withholdings will be addressed on a case by case basis in writing and agreed to by both Parties.

Section 13.06. Captions.

Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

Section 13.07. Binding Arbitration; Fees and Expenses.

(a)
Resolution of Disputes Generally.  Executive and the Company hereby agree that any controversy or claim arising out of or relating to this Agreement, the employment relationship between Executive and the Company, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows:  Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute.  Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to arbitration in Houston, Texas, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association, as such procedures and rules may be amended from time to time and modified only as herein expressly provided.  The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.  Notwithstanding the foregoing, Executive and the Company agree that resolution of any controversy or claim arising out of or relating to Section 8 or 9 of this Agreement shall be resolved in accordance with the provisions of Section 10 of this Agreement.

(b)
Binding Effect.  The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.  The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award.  In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(c)
Confidentiality.  The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy under this Section 13.07, the referral of any such controversy to arbitration or the status or resolution thereof.  In addition, the confidentiality restrictions set forth in Section 8 of this Agreement shall continue in full force and effect.

(d)
Waiver.  Executive acknowledges that this agreement to submit to arbitration includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law (except for any claims or controversy arising out of Section 8 or 9 of this Agreement), including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans With Disabilities Act and all similar federal, state and local laws, and Executive hereby waives all rights thereunder to have a judicial tribunal and/or a jury determine such claims.

(e)
Fees and Expenses.  In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys’ fees, shall be paid by the non-prevailing party.  Any arbitrator appointed to resolve a dispute under this Section 13.07 shall be authorized to apportion its fees and expenses and the reasonable attorneys’ fees and expenses of either part as the arbitrator deems appropriate.  In the absence of apportionment of fees and expenses by a court of competent jurisdiction or an arbitrator (as the case may be), the fees and expenses of the arbitrator will be borne equally be each party, and each party will bear the fees and expenses of its own attorney.

Section 13.08. Drug Test.

The Executive agrees that, if requested by the Company, (s)he shall submit to a drug test at the commencement of his/her employment hereunder and thereafter at the Company’s reasonable request in accordance with the Company policy and procedures and that failure of such drug test shall constitute Cause.

Section 13.09. Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

Section 13.10. Governing Law.

This Agreement shall be construed under and enforced in accordance with the laws of the State of Texas and its validity, interpretation, performance and enforcement will be governed by the laws of that state applicable to contracts made and to be performed entirely within that state, notwithstanding any conflicts of laws or principles thereof.

Section 13.11. Acknowledgement.

PARTIES ACKNOWLEDGE THAT BEFORE ENTERING INTO THIS AGREEMENT, PARTIES HAVE HAD THE OPPORTUNITY TO CONSULT WITH ANY ATTORNEY OR OTHER ADVISOR OF PARTIES CHOICE, PARTIES FURTHER ACKNOWLEDGES THAT PARTIES HAVE ENTERED INTO THIS AGREEMENT OF PARTIES OWN FREE WILL, AND THAT NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO PARTIES BY ANY PERSON TO INDUCE PARTIES TO ENTER INTO THIS AGREEMENT OTHER THAN THE EXPRESS TERMS SET FORTH HEREIN.  PARTIES FURTHER ACKNOWLEDGES THAT PARTIES HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, INCLUDING THE WAIVER OF RIGHTS SET FORTH IN SECTION 13.07(d) OF THIS AGREEMENT.

Section 13.12. Indemnity.

To the extent permitted by applicable law, and the By-Laws of the Company, the Company agrees to defend, indemnify and hold harmless the Executive from any and all claims, demands or causes of action, including reasonable attorneys' fees and expenses, suffered or incurred by the Executive as a result of the assertion or filing of any claim, demand, litigation or other proceedings based, in whole or in part, upon statements, acts or omissions made by or on behalf of the Executive in the course and scope of the Executive's employment by the Company.  Within ten (10) days after notice from the Executive of the filing or assertion of any claim for which indemnification is provided (or sooner if action is required sooner in order to properly defend the Executive), the Company shall designate competent, experienced counsel to represent the Executive, at the Company's expense, which counsel shall be subject to the Executive's approval, which shall not be unreasonably withheld.  Should the Company fail to so designate or pay, or make arrangements for payment of, such counsel, then Executive shall have the right to engage counsel of the Executive's choosing, and the Company shall be obligated to pay or reimburse any and all fees and expenses incurred by the Executive in defending himself in connection with any such claim.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

DEEP DOWN, INC. By: /s/ Ronald E. Smith Name: Mr. Ron Smith Title: President/CEO /s/ Michael J. Newbury Executive signature: Michael Newbury Michael J. Newbury Printed Name: Michael Newbury

Exhibit A

Activities of Executive

/s/ Michael J. Newbury Signature of Executive	/s/ Ronald E. Smith Signature of Hiring Manager

February 17, 2010 Date	February 17, 2010 Date

Exhibit B

Base Salary

Executive Summary Compensation Sheet

The agreed annual cash compensation for Michael Newbury of Deep Down, Inc., as of April 14, 2010, is as follows:

Executive Annual Base Salary:   $7307.6923 per bi-weekly pay cycle.

/s/ Michael J. Newbury Signature of Executive	/s/ Ronald E. Smith Signature of Hiring Manager

February 17, 2010 Date	February 17, 2010 Date